UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 30, 2017

XILINX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 559-7778

 (Former name or former address, if changed since last report: N/A)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On May 30, 2017, Xilinx, Inc. (the “Company”) issued $750,000,000 aggregate principal amount of its 2.950% notes due 2024 (the “Notes”) pursuant to the terms of an underwriting agreement dated May 24, 2017 (the “Underwriting Agreement”) between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein. The Notes sold pursuant to the Underwriting Agreement were registered under the Company’s registration statement on Form S-3 filed on February 17, 2017 (File No. 333-216131) and were issued pursuant to an indenture dated as of June 14, 2007 (the “Base Indenture”), as supplemented by the supplemental indenture dated as of May 30, 2017 (the “Supplemental Indenture”). U.S. Bank National Association is acting as trustee for the Notes.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture and the Supplemental Indenture are qualified in their entirety by the terms of such agreements, which are filed as Exhibit 1.01 hereto, Exhibit 4.4 to Form S-3 filed June 15, 2007 and Exhibit 4.01 hereto, respectively, and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the full text of the form of 2.950% Note due 2024, which is filed hereto as Exhibit 4.02 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

1.01	Underwriting Agreement, dated May 24, 2017, between the Company and J.P. Morgan Securities LLC, as representative of the several underwriters named therein

4.01	Supplemental Indenture, dated as of May 30, 2017, between the Company and U.S. Bank National Association, as trustee for the 2024 Notes

4.02	Form of 2.950% Note due 2024

5.01	Opinion of Gibson, Dunn & Crutcher LLP

23.01	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.01)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 30, 2017	By:	/s/ Lorenzo A. Flores
Lorenzo A. Flores
Senior Vice President and Chief Financial Officer